UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Northrop Grumman Corporation
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This material amends and supplements our definitive proxy statement filed with the Securities and Exchange Commission on April 5, 2013 (the “Proxy Statement”) relating to the Annual Meeting of Shareholders of Northrop Grumman Corporation to be held at 8:00 a.m., Eastern Time, on Wednesday, May 15, 2013, at our executive offices at 2980 Fairview Park Drive, Falls Church, VA 22042.

On page 54 of the Proxy Statement, the Company addresses “Possible Accelerated Equity Vesting Due to Change in Control.”  The summary in the Proxy Statement incorrectly states that the terms of the RPSR equity awards provide for prorated payments when the Company is involved in certain types of change in control events, and the amounts included in the related tables also incorrectly assume prorated payments in such events.  Beginning with RPSRs awarded in 2011, RPSRs provide for full payment following these change in control events, instead of prorated payment.  Any such payments continue to be subject to a double trigger. While the Company filed form award certificates annually on Form 8-K in each of the relevant years that correctly reflected the payment provisions, the Company inadvertently failed to reflect in the Proxy Statement the change in prorata treatment.

This error has no impact to the amounts reported for Mr. Bush as he has advised the Board of Directors of the Company that he has elected to forgo any additional amounts that could have been paid to him as a result of the change from prorated payment to full payment for the 2011 and 2012 awards in the event of a change in control.

This error affects the amounts reported for two current named executive officers, Mr. Palmer and Ms. Mills, in the table on page 54 that provides the estimated value of accelerated equity vesting and/or payments if a change of control had occurred on December 31, 2012.  For those individuals, the corrected amounts in the RPSR and Total columns in the table are $2,400,982 higher for Mr. Palmer and $2,363,003 higher for Ms. Mills.  The corrected amounts for the potential long term incentive termination payments for Post-CIC Involuntary or Good Reason Termination for these individuals on pages 55 and 57 are similarly $2,400,983 and $2,363,003 higher than as originally set forth for Mr. Palmer and Ms. Mills, respectively.

The remaining two named executive officers - Mr. Pitts and Mr. Ervin - have retired from the Company.  The corrected amounts in the RPSR and Total columns on page 54 are $2,545,333 and $2,689,684 higher than as originally set forth for Mr. Pitts and Mr. Ervin, respectively.  The corrected amount for the potential termination payments for Post-CIC Involuntary or Good Reason Termination on pages 56 is $2,689,684 higher than as originally set forth for Mr. Ervin.

There are no changes to the disclosures with respect to RSRs or stock options.